Exhibit 4.1

SEE REVERSE FOR CERTAIN Definiens CUSIP 684023 30 2 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK WITH A PAR VALUE OF U.S. $0.001 PER SHARE IN THE CAPITAL STOCK OF 0RAGENICS, INC. transferable on the books of the Corporation by the registered holder hereof in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of incorporation. on and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf the facsimile signatures of its duly authorized officers and to be sealed with its corporate seal. COUNTERSIGNED: BY: CONTINENTAL STOCK TRANSFER & TRUST COMPANY NEW YORK. NY TRANSFER AGENT Number shares ORAGENICS 2 incorporated under the laws of this state of Florida common stock the certifies that: proof is the owner of dated: ORAGENICS, INC. corporate seal 2002 president authorizes officer